This Prospectus Supplement is
                                                filed pursuant to Rule 424(b)(2)
                                                under Registration Statement
                                                No. 33-40309.

PROSPECTUS SUPPLEMENT dated                     Pricing Supplement No. 17
January 8, 1998 to PROSPECTUS
dated May 9, 1991.

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                              TEXACO CAPITAL INC.
                                  SERIES 1992
                               MEDIUM-TERM NOTES
                                 Guaranteed by
                                  Texaco Inc.

                Notes Due More Than 9 Months From Date of Issue


Principal Amount:               U.S. $58,000,000.00       Maturity Date:           January 13, 1999
Specified Currency:             U.S. Dollar               Extendible:              No
Fixed Rate Note:                15.000%                   Final Maturity Date:     N/A
                                                          Issue Price:             109.283%
Zero-Coupon Note:               No                        Record Dates:            N/A
                                                          Interest Payment Dates:  July 13 and January 13
Floating Rate Note:             No                        Original Issue Date:     January 13, 1998
  Base Rate:                    N/A                       Book-Entry Note:         Yes
  - CD Rate:                    N/A                       Certificated Note:       No
  - Commercial Paper Rate:      N/A                       Redemption Provisions:   No
  - Federal Funds Rate:         N/A                       Repayment Provisions:    No
  - LIBOR:                      N/A                       Currency Indexed Note:   No
  - Treasury Rate:              N/A                       - Denominated Currency:  N/A
  Initial Interest Rate:        N/A                       - Indexed Currency:      N/A
  Interest Reset Period:        N/A                       - Face Amount:           N/A
  Interest Reset Dates:         N/A                       - Base Exchange Rate:    N/A
  Interest Determination Dates: N/A                       - Calculation Agent:     N/A
  Interest Payment Period:      N/A                       - Reference Dealer:      N/A
  Interest Payment Dates:       N/A                       Commodity Indexed Notes: No
  Index Maturity:               N/A                       Other Terms:             No
  Maximum Interest Rate:        N/A
  Minimum Interest Rate:        N/A
  Spread:                       N/A
  Spread Multiplier:            N/A
  Issuer Able to Change Spread
    or Spread Multiplier:       N/A
                                                          Salomon Brothers Inc
                                                          --------------------
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